EXHIBIT 10.1

FORM OF CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

A.    I, _____________________, the undersigned employee, have been offered a special one-time AmeriGas Partners, L.P. _____________________, in connection with my position as _____________________ of AmeriGas Propane, Inc., a Pennsylvania corporation, which is the general partner of AmeriGas Propane, L.P. and AmeriGas Partners, L.P. In connection with my employment, I am responsible for, among other things, _____________________of AmeriGas Propane, L.P. and its subsidiaries and affiliates (collectively "AmeriGas"). I understand that AmeriGas has and will put me in a position of trust and confidence by giving me shared responsibility for the overall success of _____________________throughout the Territory and by disclosing to me, as well as having me develop, Confidential Information about its business and customers. In addition, AmeriGas has entrusted and will entrust me with certain of its customer relationships and expect me to promote those relationships and assist with the development of prospective customer relationships, as well as the goodwill that is associated with those customer relationships and with all of its AmeriGas trade names and trademarks. I acknowledge that AmeriGas is in a highly competitive industry and that it has legitimate interests in maintaining and preserving its Confidential Information and customer relationships.
B.    I am also a member of AmeriGas's leadership team. The team is made up of a select group of officers and non-officers of AmeriGas who are responsible for the development and implementation of strategic plans for AmeriGas. As such, key business information, strategic plans and other highly Confidential Information about AmeriGas's current and future business has been and will be disclosed to me, and I participate in numerous discussions and decision-making on these issues. As a member of the team, I participate in important strategic reporting and planning meetings where highly Confidential Information and plans are disclosed, discussed and developed by the officers, directors and managers of AmeriGas.
C.    The _____________________ grant shall be effective on the later of the date of my signing of this Confidentiality, Non-Competition and Non-Solicitation Agreement (“Agreement”) and _____________________ (the “Equity Grant Date”). The cash payment shall be payable (net of taxes) not later than 15 days after the Equity Grant Date. In consideration for the special one-time equity grant and cash payment, which I acknowledge is adequate and sufficient consideration, I agree to the terms of this Agreement as follows:
1.    Recitals.
The recitals contained in the lettered paragraphs above are hereby incorporated and made a part of this Agreement.
2.    Definitions.
a.    The term "Confidential Information" includes all confidential and proprietary information that AmeriGas has developed, acquired, created, compiled, discovered or owns, that has value to AmeriGas’ business and which is not generally known or otherwise available to the public and which AmeriGas wishes to maintain as confidential, including, without limitation, information, whether in tangible form or otherwise, concerning actual or anticipated business, products, sales and marketing plans; technical data and trade secrets; past, present and prospective customer identities, lists, preferences, credit information and gas usage patterns; pricing and marketing policies and practices; financial and forecast information; passwords, log-in information and other details relating to system access, databases and computer programs; contractual and other dealings with customers, vendors and suppliers; acquisition and strategic plans; and other operating policies and practices.
b.    The term "Territory" refers to each of the 50 States of the United States and such U.S. territories and foreign nations in which AmeriGas distributes propane or otherwise sells goods or services
c.    The term “AmeriGas Customer” refers to any business or person who: (i) purchased propane or any other goods or services during the one-year period prior to the termination of my employment; or (ii) solicited or was solicited by, or received a proposal from, AmeriGas to supply it with propane or any other goods or services, where I had involvement in the preparation or presentation of such solicitation or proposal, during the six-month period prior to the termination of my employment.
3.    Confidential Information and AmeriGas Property.
a.    I will protect the Confidential Information of AmeriGas and its predecessors and affiliates, as well as Confidential Information of any other party to whom AmeriGas owes an obligation of non-disclosure, from disclosure and will not divulge it during or after my employment to any other person or entity not associated with AmeriGas, except as necessary to fulfill my obligations, duties and responsibilities associated with my work on behalf of AmeriGas. To the extent that I am required to disclose Confidential Information in accordance with judicial proceedings or administrative orders, I shall give AmeriGas reasonable notice prior to such disclosure and shall comply with any applicable protective order
b.    All reports, manuals, memoranda, electronic information and data and other materials made available to me by AmeriGas during the performance of my duties are the property of AmeriGas, and I will use all such property exclusively for AmeriGas's benefit and will return it, including copies, to AmeriGas upon request of AmeriGas, and in any event, without the requirement of a request, upon the termination of my employment. I shall take reasonable security precautions and measures to maintain and protect the confidentiality of Confidential Information, and shall follow all policies and procedures of AmeriGas regarding the handling, use, access, distribution, maintenance, and disclosure of same. Nothing in this Agreement is intended to prevent any disclosure made in confidence to a government official or attorney, either directly or indirectly, solely for the purpose of reporting or investigating a suspected violation of law or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

4.    Intellectual Property Ownership
a.    As used in this Agreement, “Company Innovations” means all inventions, creations, ideas (whether written or suggested), compositions, products, reports, outlines, improvements, modifications, processes, formulas, models, prototypes, sketches, drawings, plans or other works or material(s) for which I, alone or with one or more others, may make, devise or discover during my employment with AmeriGas, including all ideas, inventions, creations, or plans written, suggested, created, produced, constructed, and/or contemplated including, but not limited to, items that pertain or are actually or potentially useful to any of the commercial or industrial activities, or processes and/or equipment for supporting same, of AmeriGas. Company Innovations do not include, however, any invention that I developed entirely on my own time without using AmeriGas’ equipment, supplies, facilities or trade secret information, except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the design, manufacturing, marketing or sale of propane products or services; or (2) result from any work performed by me for AmeriGas
b.    All Company Innovations shall be the sole and exclusive property of AmeriGas and shall constitute “works made for hire” as that term is defined in the copyright laws of the United States.
c.    I agree to execute and deliver to AmeriGas such assignments or other instruments as AmeriGas may require from time to time to evidence AmeriGas’ ownership of Company Innovations.
d.    I agree to waive any and all rights to Company Innovations.
e.    I shall, irrespective of the termination of my employment with AmeriGas, give all information and data in my possession as to the exact working, producing, and using any inventions and will also at the expense of AmeriGas give all such explanations, demonstrations, and instructions to AmeriGas as AmeriGas may deem appropriate to enable the full and effectual working production or use of the same. At AmeriGas’ expense, I shall, irrespective of the termination of my employment with AmeriGas, promptly execute all acts, matters, documents, and perform all other acts necessary to enable AmeriGas or its designated representative to apply for and obtain any and all applicable intellectual property rights in any and all countries relating to any Company Innovations.
5.    Non-competition and Non-solicitation.
During my employment and for a period of two years after the termination of my employment with AmeriGas for any reason, voluntary or involuntary:
a.    I will not, for the benefit of myself or any other person or entity other than AmeriGas, directly or indirectly, for the purpose or effect of competing or interfering with any part of AmeriGas’ business, solicit or service the business of any AmeriGas Customer within the Territory.

b.    I will not, directly or indirectly: (i) own or operate; (ii) acquire an equity or partnership interest or a controlling interest of any other kind in; (iii) accept employment from; or (iv) serve as a principal, director, officer, partner, consultant, agent, representative or advisor of or to, any business that now or in the future distributes propane in the Territory or that sells goods or provides services that compete with goods sold or services provided by AmeriGas in the Territory without first obtaining the written consent of the _____________________of AmeriGas Propane, Inc. Notwithstanding anything to the contrary herein, in the event that my employment is involuntarily terminated by AmeriGas based upon my failure to meet the performance or financial objectives established for my position and AmeriGas, in its sole discretion, determines that such failure on my part was not deliberate, AmeriGas may, in its sole discretion, on a case by case basis, determine that a reduction in the two-year post-employment term is appropriate. Nothing in paragraph 5(b) above shall prohibit me from passively investing in a publicly held business that competes with AmeriGas provided my investment is less than 1% of the outstanding stock or market value of the business and I do not otherwise violate paragraph 3, 4, or 5 of this Agreement.
c.    I will not, directly or indirectly, nor will I induce any other person or entity to, solicit, recruit, offer employment or engagement to, hire, employ or engage (or participate in any of the foregoing), in a competing business, any employee or consultant of AmeriGas over whom I had direct or indirect supervisory responsibility or with whom I worked, or who was employed or engaged by AmeriGas during the two-year period prior to the termination of my employment. Furthermore, I shall not induce or attempt to induce any employee or consultant to terminate his or her employment or engagement with AmeriGas.
6.    Remedies and Reformation.
a.    I understand that if I violate this Agreement, AmeriGas will suffer irreparable harm; therefore, in addition to any other remedies available to it, AmeriGas will be entitled to seek and obtain injunctive or equitable relief, including orders prohibiting violations of this Agreement, without the necessity of posting a bond. The limitations in this Agreement which apply for a period of two years after termination of employment shall be enforced by a court from the date of the last breach or violation of the applicable restriction(s) up to four years after termination of employment. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, the parties to this Agreement authorize the court to modify it to the extent necessary to make the provision enforceable. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, such invalidity shall not impair the operation of or affect the remaining provisions hereof.
b.    In any legal proceeding in which AmeriGas obtains injunctive or equitable relief or damages against me arising out of my violation of this Agreement, AmeriGas shall be entitled to recover from me its reasonable attorneys' fees and costs.
c.    The failure by AmeriGas to insist on my compliance with this Agreement or to enforce it in any particular circumstance will not constitute a waiver by AmeriGas of its rights to seek relief for any other or subsequent breach of this Agreement. Any breach by AmeriGas of this Agreement or any other agreement between AmeriGas and me, whether or not material, shall not constitute a defense to AmeriGas’ enforcement of this Agreement against me.

7.    Additional Provisions.
a.    This Agreement shall continue to be in full force and effect without re-execution in the event that: (i) I am employed by AmeriGas in another position or transferred to another territory; (ii) I take a leave of absence; or (iii) there are periods between active employment during which I do not perform services for AmeriGas.
b.    This Agreement was, and shall be deemed to have been, made in the Commonwealth of Pennsylvania. This Agreement and all disputes or claims arising under or relating to this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its choice of law provisions.
c.    The Court of Common Pleas of Montgomery County and the United States District Court for the Eastern District of Pennsylvania (hereafter, the “Designated Courts”) shall have exclusive jurisdiction over disputes arising out of or relating to this Agreement. Accordingly, both AmeriGas and I agree to submit to the exclusive jurisdiction and venue of the Designated Courts, and each of us agrees to waive any right to contest personal jurisdiction and venue before such courts or to seek to transfer or otherwise object to or challenge the forums designated herein.
d.    I will disclose the existence of this Agreement to all of my prospective and actual employers. I authorize AmeriGas to disclose the existence of this Agreement and to provide a copy of this Agreement to any prospective and actual employer.
e.    I have read and understood this Agreement, believe it to be reasonable, and am signing it voluntarily. I acknowledge that my obligations under this Agreement will not impose an unreasonable economic hardship on me and are reasonable and necessary to protect AmeriGas’ legitimate business interests. I further recognize that this Agreement may be enforced against me by a court of law or equity. I also understand that the execution of this Agreement is a requirement of my receipt of the _____________________referenced above and continued employment with AmeriGas and that AmeriGas will expect me to adhere strictly to the terms of this Agreement both during and following my employment with AmeriGas.
f.    The provisions of this Agreement constitute the entire agreement between me and AmeriGas regarding AmeriGas's Confidential Information and my non-competition and non-solicitation obligations, which Agreement cannot be varied except by a writing signed by me and the _____________________of AmeriGas Propane, Inc. Notwithstanding the foregoing, the provisions of this Agreement are in addition to, and not a limitation or substitution of, nor do they supersede the provisions of AmeriGas’s Code of Business Ethics and Conduct, its Employee Handbook or Human Resources Policies.
g.    I hereby consent to AmeriGas's assignment of this Agreement to any direct or indirect parent, affiliate, subsidiary, division, related company or entity of AmeriGas and to any entity that acquires through purchase, merger or otherwise, the assets or stock of, or any interest in, AmeriGas Propane, Inc,. AmeriGas Propane, L.P. or AmeriGas Partners, L.P., or their respective subsidiaries, partnerships and affiliates. Any assignee shall have the same rights as AmeriGas under this Agreement.

h.    I acknowledge that this Agreement is intended to benefit AmeriGas, its partners, and its and their parents, affiliates, subsidiaries, successors, assigns, divisions, and related companies or entities, now existing or hereafter created. I further acknowledge that the intended beneficiaries of the Agreement are entitled to enforce the provisions of this Agreement to the same extent as AmeriGas.

Dated this ____ day of _____________ 201__

___________________________________        ____________________________________
Witness

AmeriGas Propane, Inc., in its own right and as general partner of AmeriGas Partners, L.P., AmeriGas Propane, L.P. and their respective subsidiaries, partnerships and affiliates

___________________________________        By__________________________________
Witness